Exhibit 23.1








                       Consent of Independent Accountants


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated July 12, 1996, on our audit of the financial statements of M.D. Labs, Inc. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
October 24, 1996